Exhibit 99.1


      Forward Air Corporation Reports Third Quarter 2007 Results


    GREENEVILLE, Tenn.--(BUSINESS WIRE)--Oct. 22, 2007--Forward Air Corporation (NASDAQ:FWRD) today reported results for the third quarter and nine months ended September 30, 2007.

    Operating revenue for the quarter ended September 30, 2007 increased 8.1% to $97.7 million from $90.4 million for the same quarter in 2006. Income from operations was $16.9 million, compared with $19.8 million in the prior-year quarter, a decrease of 14.6%. As a percent of operating revenue, income from operations decreased to 17.3% from 21.9% for the same quarter last year. Net income during the period decreased by $1.9 million, or 15.5% to $10.8 million from $12.7 million in the prior-year quarter. Income per diluted share for the third quarter of 2007 was $0.36 compared with $0.41 in the prior-year quarter, a decrease of 12.2%.

    Operating revenue for the nine months ended September 30, 2007 increased 7.2% to $278.2 million from $259.6 million for the same period in 2006. Income from operations was $51.1 million, compared with $56.5 million in the prior-year period, a decrease of 9.7%. As a percent of operating revenue, income from operations decreased to 18.3% for the first nine months of 2007 from 21.8% in 2006. Net income during the period decreased 11.5% to $32.5 million from $36.8 million in the prior-year period. Income per diluted share for the first nine months of 2007 was $1.08 compared with $1.16 in the prior-year period, a decrease of 6.9%.

    Bruce Campbell, President, CEO and Chairman, commented, "As we previously announced, our core airport-to-airport business was impacted by the sluggish freight environment resulting in pressure on both our volumes and pricing yields. Despite these difficult conditions, the Forward Air model continues to work, producing one of the best operating margins in the industry. Our team will continue to work hard to provide our customers the best possible value for their transportation needs while striving to position us for future success."

    Commenting further, Mr. Campbell stated, "We continue to make strides in our "Completing the Model" initiatives that we introduced at the beginning of this year, led once again by strong growth in our logistics initiative. Additionally, we are pleased with the progress of our pool distribution initiative driven by our recent acquisition of pool distributor, USA Carriers (soon to be re-branded "Forward Air Solutions"), and we look forward to more progress in this segment as we move forward."

    Rodney Bell, Senior Vice President and CFO, commented, "The
Company's recently announced $100 million credit facility will provide us the financial flexibility needed to take advantage of acquisition opportunities and will continue to enable us to prudently repurchase our company stock."



Segment Information:
                             Three Months Ended    Nine Months Ended
                            --------------------  --------------------
                            September  September  September  September
                               30,        30,        30,        30,
                              2007       2006       2007       2006
                                           In thousands
                            ------------------------------------------

Income from Operations:
  Forward Air              $   16,437 $   19,788 $   50,590 $   56,511
  Forward Air Solutions           467         --        467         --
                           ---------- ---------- ---------- ----------
 Total:                    $   16,904 $   19,788 $   51,057 $   56,511
                           ========== ========== ========== ==========


    Review of Financial Results

    Forward Air will hold a conference call to discuss third quarter 2007 results on Monday, October 22, 2007, at 6:00 p.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing 800-841-9385. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

    About Forward Air

    Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 81 terminals located on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.




                       FORWARD AIR CORPORATION
             Condensed Consolidated Statements of Income
                (In thousands, except per share data)
                             (Unaudited)

                              Three Months Ended   Nine Months Ended
                              ------------------- -------------------
                              September September September September
                                 30,       30,       30,       30,
                                2007      2006      2007      2006
                              --------- --------- --------- ---------
Operating revenue:
Forward Air
    Airport-to-airport        $  75,671 $  77,220 $ 227,128 $ 223,118
    Logistics                    11,785     8,236    30,650    21,964
    Other                         5,220     4,985    15,399    14,468
Forward Air Solutions
    Pool distribution             5,070        --     5,070        --
                              --------- --------- --------- ---------
Total operating revenue          97,746    90,441   278,247   259,550

Operating expenses:
Purchased transportation
Forward Air
    Airport-to-airport           29,779    30,794    90,049    86,214
    Logistics                     9,255     5,949    23,551    15,726
    Other                         1,530     1,196     4,303     3,568
Forward Air Solutions
    Pool distribution               720        --       720        --
                              --------- --------- --------- ---------
      Total purchased
       transportation            41,284    37,939   118,623   105,508
      Salaries, wages and
       employee benefits         22,026    18,385    61,004    55,508
      Operating leases            4,474     3,750    12,091    10,619
      Depreciation and
       amortization               2,855     2,083     7,729     6,534
      Insurance and claims        1,649     1,556     5,251     4,747
      Other operating expenses    8,554     6,940    22,492    20,123
                              --------- --------- --------- ---------
Total operating expenses         80,842    70,653   227,190   203,039
                              --------- --------- --------- ---------
Income from operations           16,904    19,788    51,057    56,511

Other income (expense):
  Interest expense                  (55)      (17)     (136)      (58)
  Other, net                        304       793     1,525     2,314
                              --------- --------- --------- ---------
Total other income                  249       776     1,389     2,256
                              --------- --------- --------- ---------
Income before income taxes       17,153    20,564    52,446    58,767
Income taxes                      6,400     7,839    19,925    22,013
                              --------- --------- --------- ---------
Net income                    $  10,753 $  12,725 $  32,521 $  36,754
                              --------- --------- --------- ---------

Net income per share:
Basic                         $    0.36 $    0.41 $    1.09 $    1.18
                              ========= ========= ========= =========
Diluted                       $    0.36 $    0.41 $    1.08 $    1.16
                              ========= ========= ========= =========
Weighted average shares
 outstanding:
Basic                            29,472    30,863    29,868    31,247
Diluted                          29,866    31,235    30,229    31,704





                       FORWARD AIR CORPORATION
                Condensed Consolidated Balance Sheets
                            (In thousands)
                             (Unaudited)

                                                   September  December
                                                      30,        31,
                                                     2007     2006 (a)
                                                   ---------  --------
Assets:
Current assets:
   Cash                                           $    8,306 $   8,231
   Short-term investments                             10,600    61,650
   Accounts receivable, net                           55,665    48,486
   Other current assets                                6,073     9,196
                                                  ---------- ---------
Total current assets                                  80,644   127,563
Property and equipment                               152,044   101,190
   Less accumulated depreciation and amortization     52,675    47,875
                                                  ---------- ---------
Total property and equipment, net                     99,369    53,315
Goodwill and other acquired intangibles:
   Goodwill                                           15,588    15,588
   Other acquired intangibles, net                    18,925    10,731
                                                  ---------- ---------
Total goodwill and other acquired intangibles         34,513    26,319
Other assets                                           1,438     5,817
                                                  ---------- ---------
Total assets                                      $  215,964 $ 213,014
                                                  ========== =========

Liabilities and Shareholders' Equity:
Current liabilities:
   Accounts payable                               $    9,689 $   7,949
   Accrued expenses                                   10,780    11,144
   Current portion of debt and capital lease
    obligations                                          859        40
                                                  ---------- ---------
Total current liabilities                             21,328    19,133
Debt and capital lease obligations, less current
 portion                                                 983       796
Other long-term liabilities                            3,370     1,271
Deferred income taxes                                  7,457     6,587
Shareholders' equity:
    Common stock                                         295       304
    Additional paid in capital                         1,896        --
    Retained earnings                                180,635   184,923
                                                  ---------- ---------
Total shareholders' equity                           182,826   185,227
                                                  ---------- ---------
Total liabilities and shareholders' equity        $  215,964 $ 213,014
                                                  ========== =========

 (a) Taken from audited financial statements, which are not presented in their entirety.





                       FORWARD AIR CORPORATION
           Condensed Consolidated Statements of Cash Flows
                            (In thousands)
                             (Unaudited)

                                                  Nine Months Ended
                                                 --------------------
                                                 September  September
                                                    30,        30,
                                                   2007       2006
                                                 ---------  ---------
Operating activities:
Net income                                      $   32,521 $   36,754
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                      7,729      6,534
  Share-based compensation                           2,429        923
  Gain on sale of property and equipment              (215)      (143)
  Provision for (recovery) loss on receivables         (23)       134
  Provision for revenue adjustments                  1,801      1,571
  Deferred income taxes                              1,212         66
  Tax benefit of stock options exercised              (362)    (1,549)
Changes in operating assets and liabilities, net
 of acquired assets and liabilities:
    Accounts receivable                             (6,727)    (9,153)
    Prepaid expenses and other current assets        3,913         51
    Accounts payable and accrued expenses            1,478      2,985
                                                ---------- ----------
Net cash provided by operating activities           43,756     38,173

Investing activities:
Proceeds from disposal of property and equipment       327      3,275
Purchases of property and equipment                (44,613)    (9,914)
Deposits in escrow for construction of
 facilities                                             --     (4,793)
Acquisition of business, net of cash acquired      (12,983)        --
Proceeds from sales or maturities of available-
 for-sale securities                               133,310    193,905
Purchases of available-for-sale securities         (82,260)  (175,705)
Other                                                 (881)        42
                                                ---------- ----------
Net cash (used in) provided by investing
 activities                                         (7,100)     6,810

Financing activities:
Payments of capital lease obligations                 (207)       (28)
Payments on line of credit                              --     (1,504)
Proceeds from exercise of stock options                881      4,231
Payments of cash dividends                          (6,293)    (6,548)
Common stock issued under employee stock
 purchase plan                                         138        115
Repurchase of common stock                         (31,220)   (38,774)
Cash settlement of share-based awards for
 minimum tax withholdings                             (242)        --
Tax benefit of stock options exercised                 362      1,549
                                                ---------- ----------
Net cash used in financing activities              (36,581)   (40,959)
                                                ---------- ----------
Net increase in cash                                    75      4,024
Cash at beginning of period                          8,231        332
                                                ---------- ----------
Cash at end of period                           $    8,306 $    4,356
                                                ========== ==========


    Important Information

    This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


    CONTACT: Forward Air Corporation
             Rodney L. Bell, 423-636-7000
             rbell@forwardair.com